UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2021
CorEnergy Infrastructure Trust, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-33292	20-3431375
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1100 Walnut, Ste. 3350	Kansas City,	MO	64106
(Address of Registrant's Principal Executive Offices)			(Zip Code)

(816)	875-3705
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol(s)	Name of Each Exchange On Which Registered
Common Stock, par value $0.001 per share	CORR	New York Stock Exchange
7.375% Series A Cumulative Redeemable Preferred Stock	CORRPrA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

On October 28, 2021, CorEnergy Infrastructure Trust, Inc. (the “Company”) announced that its Board of Directors declared a third quarter 2021 dividend of $0.05 per share for the Company’s common stock and a dividend of $0.4609375 per depositary share for the Company’s 7.375% Series A Cumulative Redeemable Preferred Stock. Each such dividend will be payable on November 30, 2021, to shareholders of record on November 16, 2021.

The Company also announced that it will report earnings results for its third quarter ended September 30, 2021 and will host a related conference call on Tuesday, November 9, 2021 at 10:00 am Central Time to discuss its financial results.

The Company’s press release concerning these matters is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	EXHIBITS.

Exhibit No.	Description
99.1	Press Release dated October 28, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORENERGY INFRASTRUCTURE TRUST, INC.

Dated: October 28, 2021	By:	/s/ Robert L Waldron
Robert L Waldron
Chief Financial Officer